Exhibit 21

Subsidiaries of The WhiteWave Foods Company

As of December 31, 2012

Legal Name	Jurisdiction of Organization	Owner	% Ownership
Alpro Comm.VA	Belgium	Dean Foods European Holdings, Sarl.	>99.00%
		Alpro Holdings, BVBA	<1.00%
Alpro European Holdings, Sarl	Luxembourg	Alpro Comm.VA	100.00%
Alpro GmbH	Germany	Alpro European Holdings, Sarl	100.00%
Alpro Holdings, BVBA	Belgium	Dean Foods European Holdings, Sarl.	>99.00%
		WhiteWave European Management Holdings, SCS	<1.00%
Alpro Soja Nederland BV	Netherlands	Alpro European Holdings, Sarl	100.00%
Alpro (UK) Limited	United Kingdom	Alpro European Holdings, Sarl	100.00%
Creamer Nation, LLC	DE	WWF Operating Company	100.00%
Dean Foods European Holdings, Sarl.	Luxembourg	WhiteWave European Management Holdings, SCS	100.00%
Horizon Organic Dairy Limited	United Kingdom	Horizon Organic International, Inc.	100.00%
Horizon Organic Dairy, LLC	DE	WWF Operating Company	100.00%
Horizon Organic International Holding Company	DE	Horizon Organic International, Inc.	95.50%
		Horizon Organic Dairy Limited	4.50%
Horizon Organic International, Inc.	DE	WWF Operating Company	100.00%
Meadow Farms Limited	United Kingdom	Horizon Organic Dairy Limited	100.00%
RDairy Holding Limited	United Kingdom	RDH, LLC	100.00%
RDH, LLC	DE	Alpro (UK) Limited	100.00%
Reeves Street, LLC	DE	WWF Operating Company	100.00%
Silk Operating Company, LLC	DE	WWF Operating Company	100.00%
Sofine Foods BV	Netherlands	Alpro European Holdings, Sarl	100.00%
Sojinal SAS	France	Alpro European Holdings, Sarl	100.00%
WhiteWave European Management Holdings, SCS	Luxembourg	WhiteWave International Management Holdings, SCS	>99.00%
		WhiteWave European Management, LLC	<1.00%
WhiteWave European Management, LLC	DE	WhiteWave International Management Holdings, SCS	100.00%
WhiteWave International Management Holdings, SCS	Luxembourg	Horizon Organic International Holding Company	>99.00%
WhiteWave International Management, LLC	DE	Horizon Organic International Holding Company	100.00%
WhiteWave Receivables GP, LLC	DE	WWF Operating Company	100.00%
WhiteWave Receivables, L.P.	DE	WWF Operating Company	99.90%
		WhiteWave Receivables GP, LLC	0.10%
WhiteWave Services, Inc.	DE	WWF Operating Company	100.00%
WWF Operating Company	DE	The WhiteWave Foods Company	100.00%